SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

Nuveen Investments, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

The following email of Nuveen Investments, Inc. was sent to all employees of Nuveen Investments today.

From: MacCarthy, John
Sent: Tuesday, September 11, 2007 2:15 PM
To: *Everyone at Nuveen Investments
Subject: Upcoming JNC Shareholder Vote-Please Vote

As you know the JNC shareholder vote for our proposed transaction with Madison Dearborn is scheduled to take place next Tuesday, September 18, 2007 at a special meeting of JNC shareholders.  A proxy statement containing detailed information on the proposed transaction and the balloting process has been sent to JNC shareholders of record at the close of business August 13, 2007, including any of you who hold shares.  If you hold shares and have not received these proxy materials, please contact Larry Martin at 312-917-7947 or our proxy solicitor for the shareholders meeting, MacKenzie Partners, at 800-322-2885.

All eligible JNC shareholders are encouraged to participate in the balloting, regardless of the number of shares owned.  An affirmative vote of the holders of a majority of our outstanding shares is required to approve the transaction.  Other than with respect to shares held in our 401(k) plan, not voting on the merger agreement is the same as casting a negative ballot.

Our Board of directors has unanimously recommended that you vote your shares in favor of the merger agreement for the proposed Madison Dearborn transaction.  We encourage you to vote for the merger agreement.

John MacCarthy Senior Vice President, Secretary and General Counsel Legal phone: 312-917-7955 fax: 312-917-7952 e-mail: john.maccarthy@nuveen.com http://www.nuveen.com/

IMPORTANT LEGAL INFORMATION

Nuveen Investments, Inc. has filed with the SEC a definitive proxy statement and other related documents regarding the proposed acquisition of Nuveen Investments by a group of private equity investors led by Madison Dearborn Partners, LLC.  WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THE OTHER RELATED DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT NUVEEN INVESTMENTS, THE PROPOSED TRANSACTION AND RELATED MATTERS.  A definitive proxy statement has been sent to holders of Nuveen Investments’ common stock seeking their approval of the proposed transaction.

Investors may obtain the proxy statement, the other related documents and other documents filed with the SEC free of charge at the SEC’s website at www.sec.gov.  In addition, the proxy statement may be obtained free of charge by directing a request to Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606, Attention of the General Counsel.

Nuveen Investments, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Such persons may have interests in the proposed transaction, including as a result of holding options or shares of Nuveen Investments’ common stock.  Information regarding Nuveen Investments’ directors and executive officers is available in the proxy statement filed with the SEC by Nuveen on April 6, 2007.  Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed or to be filed with the SEC.